STOCK PURCHASE AGREEMENT



                                      AMONG


                               EIF Holdings, Inc.


                                       AND

                                  Leo J. Manta
                                 Steven A. Manta
                                Michael J. Chakos
                                  John L. Manta
                                  Allan DeLange
                          John L. Manta, as Trustee of
                               Zachary Manta Trust
                          John L. Manta, as Trustee of
                                Erica Manta Trust
                          John L. Manta, as Trustee of
                              Alexander Manta Trust
                                  Leo G. Manta
                                 Jon S. Claypool




                               September 30, 1997



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                            STOCK PURCHASE AGREEMENT

     Agreement entered into as of September 30, 1997 (the "Agreement"), by and among EIF Holdings, Inc., a Hawaii corporation (the "Buyer"), and Leo J. Manta, Steven A. Manta, Michael J. Chakos, John L. Manta, Allan DeLange, John L. Manta, as Trustee of Zachary Manta Trust, John L. Manta, as Trustee of Erica Manta Trust, John L. Manta, as Trustee of Alexander Manta Trust, Leo G. Manta, and Jon
S. Claypool (collectively, the "Sellers" and each individually, a "Seller"). The Buyer and the Sellers are referred to collectively herein as the "Parties", and each individually is sometimes referred to herein as a "Party."

                                    Recitals

     The Sellers in the aggregate own all of the outstanding capital stock of J.L. Manta, Inc., an Illinois corporation (the "Company").

         This Agreement contemplates a transaction in which the Buyer will purchase from the Sellers, and the Sellers will sell to the Buyer, all of the outstanding capital stock of the Company in return for cash and the Convertible Promissory Notes.

                                    Agreement

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1.       Definitions.

     "Additional Stock Option Agreements" has the meaning set forth in ss.6(j) below.

         "Adverse Consequences" means all damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses, incurred by an Indemnified Party (as defined in ss.8(e)(i)).

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Agreement" has the meaning set forth in the preface above.

         "Applicable Rate" means the corporate base rate of interest published from time to time in the Money Rates column of the Wall Street Journal plus 2% per annum.

         "Amendment" has the meaning set forth in ss.6(e).

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         "Assignment Agreement" has the meaning set forth in ss.5(j) below.

         "Associate" when used to indicate a relationship  with any person means
(i) any corporation, partnership, limited liability company or other entity of which such person is an officer, manager, member or partner or is, directly or indirectly, the beneficial owner of any class of equity securities, partnership interest or membership interest; or (ii) any trust or other estate in which such person has a beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; or (iii) any relative or spouse of such person, or any relative of such spouse; or (iv) any corporation, partnership, limited liability company of which any relative or spouse of such person, or any relative of such spouse, is an officer, manager, member or partner or is, directly or indirectly, the beneficial owner of any class of equity securities, partnership interest or membership interest; or (v) any trust or other estate in which any relative or spouse of such person, or any relative of such spouse, has a beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity.

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or which is reasonably likely to form the basis for any specified consequence.

         "Buyer" has the meaning set forth in the preface above.

         "Buyer Common Stock" has the meaning set forth in ss.3(b)(iv) below.

     "Buyer's Financial Statements" has the meaning set forth in ss.3(b)(viii) below.

         "Buyer's Transaction Documents" means this Agreement, the Employment Agreements, the Registration Rights Agreement, the Convertible Promissory Notes, the Retention Bonus Agreements, the Stock Option Agreements, the Guaranty, and any and all other documents required to be executed and delivered by Buyer at the Closing.

         "Closing" has the meaning set forth in ss.2(c) below.

         "Closing Date" has the meaning set forth in ss.2(c) below.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" has the meaning set forth in the preface above.

         "Confidential Information" means any information concerning the businesses and affairs of the Company which the Company currently regards or treats as confidential and proprietary and that is not generally available to the public as of the date of this Agreement.

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         "Consulting Agreement" has the meaning set forth in ss.6(k) below.

     "Controlled Group of Corporations" has the meaning set forth in Code ss.1563.

     "Convertible Promissory Notes" has the meaning set forth in ss.2(b) below.

     "Convertible Securities" has the meaning set forth in the definition of "Sufficient Buyer Common Stock Amount."

     "Customer Contracts" means all of the Company's contracts, purchase orders, customer accounts, time and material accounts, and other rights to provide services to customers of the Company, whether oral or written, in force and effect as of the Closing Date, other than (i) fixed price or lump-sum contracts and agreements which provide for lump-sum or fixed-price payments to the Company of less than $300,000, or (ii) "time and materials" contracts and agreements in respect of which the Company has earned revenue of less than $300,000 for the twelve (12) months prior to the date hereof or in respect of which the Company is anticipated to earn revenue of less than $300,000 for the twelve (12) months prior to the Closing Date.

     "Disclosure Schedule" has the meaning set forth in ss.4 below.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA ss.3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA ss.3(1).

     "Employment Agreement" has the meaning set forth in ss.6(k) below.

     "Encumbrances" means any liens, charges, mortgages, suretyships, attachments, encumbrances, pledges, Security Interests, Taxes, options, warrants, purchase rights, contracts, commitments, equities, demands, claims, exceptions, usufructs, title defects, licenses, conditions, equitable interests, preemptive rights, rights of first refusal, restrictions of any kind including, but not limited to, any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership, or any voting trusts or shareholder agreements, options, calls, or any other restrictions or third party rights.

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         "Environmental,  Health,  and  Safety  Laws"  means  the  Comprehensive
Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended through the Closing Date, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and
foreign  governments  (and  all  agencies  thereof)   concerning   pollution  or
protection of the environment,  public health and safety, or employee health and
safety,  including  laws  relating  to  emissions,   discharges,   releases,  or
threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground
water,  or  lands  or  otherwise   relating  to  the  manufacture,   processing,
distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Existing Reports" means (i) that certain Scope of Work Letter dated April 27, 1994 by RERC Environmental ("RERC"); (ii) that certain Letter dated September 9, 1994 by RERC; (iii) that certain Limited Environmental Site Characterization dated May 2, 1995 prepared by Environmental Protection Industries; and (iv) that certain Limited Environmental Review dated June 17, 1996 prepared by Property Solutions Incorporated.

     "Financial Statement" has the meaning set forth in ss.4(g) below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "General Release" has the meaning set forth in ss.7(a)(vii) below.

     "Guaranty" has the meaning set forth in ss.7(b)(xiii) below.

     "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Indemnified Party" has the meaning set forth in ss.8(e) below.

     "Indemnifying Party" has the meaning set forth in ss.8(e) below.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and

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reexaminations  thereof, (b) all trademarks,  service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Knowledge" means actual knowledge after reasonable investigation.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Mark F. Manta Waiver" has the meaning set forth in ss.5(j) below.

         "Material Adverse Effect" means a material adverse effect on the business, financial condition, operations, results of operations or future prospects of the Company. For purposes hereof, no Liability shall be considered to constitute a Material Adverse Effect if it is less than $50,000.00.

     "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

     "Most Recent Financial Statements" has the meaning set forth in ss.4(g) below.

     "Most Recent Fiscal Year End" has the meaning set forth in ss.4(g) below.

     "Multiemployer Plan" has the meaning set forth in ERISA ss.3(37).

         "Non-Compete Period" means, with respect to each Seller, the period commencing on the Closing Date and ending on the earlier of (i) the fifth anniversary of the Closing Date, (ii) for those Sellers who have entered into an Employment Agreement, the date on which such Seller is no longer subject to the non-compete provisions set forth in Section 4.2 of such Seller's Employment Agreement, or (iii) the date on which the Company shall discontinue operating its business (provided, however, that any sale of the Company's business, either


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through  a sale of all or a  majority  of the  stock  of the  Company  or all or substantially all of the assets of the Company, shall in no manner and in no event constitute a discontinuation of the Company's business).

         "Notice Recipient" means, with respect to each Party, the individual specified to receive notice in accordance with ss.11(h) hereof.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Officer Loans" has the meaning set forth in ss.2(b) below.

     "Parties" and "Party" have the respective meanings set forth in the preface above.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Permitted Encumbrances" means (i) liens for Taxes, assessments and other governmental charges not yet due and payable, or being contested in good faith by permissible proceedings and set forth in ss.4(e) and ss.4(l) of the Disclosure Schedule; (ii) customary retention of title provisions contained in contracts with suppliers for purchase of goods or equipment entered into in the Ordinary Course of Business pending payment for such goods or equipment in accordance with customary payment terms; (iii) mechanics', warehousemen's, landlords' and other similar statutory liens incurred in the Ordinary Course of Business; provided, however, that such statutory liens have not resulted from any failure to pay amounts due and owing in the Ordinary Course of Business;
(iv) easements, rights-of-way, covenants, conditions and other restrictions which do not materially interfere with the present use, occupancy or operation of any real property; (v) roads and highways, spurs and switch tracts, and rights-of-way of any railroad serving any real property; (vi) planning, zoning, business and other similar governmental regulations; (vii) unrecorded easements or rights-of-way for any utilities providing utility services to any real property; (viii) encroachments which do not materially interfere with the use, occupancy or operation of any real property and which are disclosed on the Survey; and (ix) all matters disclosed on the Survey.

         "Person" means an individual, a general or limited partnership, a limited liability company, a limited liability partnership, a corporation (including any non-profit corporation), an association, a joint stock company, a trust, a joint venture, an estate, a trust, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Purchase Price" has the meaning set forth in ss.2(b) below.

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     "Registration  Rights Agreement" has the meaning set forth in ss.7(a)(viii)
below.

         "Required Consents" means the consents and approvals identified in ss.5(b) of the Disclosure Schedule, the receipt and completion of which shall be a condition of the consummation of the Buyer's obligations hereunder.

         "Requisite Sellers" means Sellers holding a majority in interest of the Shares as set forth in ss.4(b) of the Disclosure Schedule.

         "Retention Bonus Agreements" has the meaning set forth in ss.6(i).

         "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and
(d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Seller" and "Sellers" have the respective meanings set forth in the preface above.

     "Sellers' Transaction Documents" means this Agreement, the Employment Agreements, the Retention Bonus Agreements, the Stock Option Agreements, the General Releases, the Registration Rights Agreement and any and all other documents required to be executed and delivered by the Sellers at the Closing.

     "Seller Receivables" has the meaning set forth in ss.5(j)(i) below.

     "Share" means any share of the Common Stock, no par value per share, of the Company.

     "Stock Option Agreements" has the meaning set forth in ss.6(j) below.

     "Subcontract" means any subcontracts, agreements, contracts or commitments with any subcontractors, vendors or suppliers of any labor or material with respect to any project which is the subject of any of the Customer Contracts, other than those that (i) can be terminated, without any cost or liability to the Company, upon thirty (30) days or less notice, or (ii) involve less than $10,000 when aggregated with all other such subcontracts, agreements, contracts or commitments.


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         "Stock Encumbrances" has the meaning set forth in ss.3(a)(vi) below.

         "Subsidiary" means any corporation or other form of business organization with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or other ownership interest or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or other Person entitled to direct the management and control of such business organization.

         "Sufficient Buyer Common Stock Amount" means as of any date the aggregate number of shares of Buyer's authorized but unissued voting no par value common stock ("Buyer Common Stock") that would be required to be issued by Buyer under all of the Stock Option Agreements, Additional Stock Option Agreements, Convertible Promissory Notes and Retention Bonus Agreements (collectively, the "Convertible Securities"), as appropriately adjusted therein, if on such date all of the holders of the Convertible Securities were entitled to and in fact did, exercise all of their respective options under the Stock Option Agreements and Additional Stock Option Agreements and convert the entire unpaid outstanding balances under the Convertible Promissory Notes and Retention Bonus Agreements.

         "Survey" has the meaning set forth in ss.5(h) below.

         "Tax" and "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Third Party Claim" has the meaning set forth in ss.8(e) below.

         2.       Purchase and Sale of Shares.

         (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from each of the Sellers, and each of the Sellers agrees to sell to the Buyer, all of his or its Shares for the Purchase Price specified and defined below in this ss.2.

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         (b)  Purchase  Price.  The Buyer  agrees to pay to the  Sellers  at the
Closing Seven Million, Six Hundred Thousand Dollars ($7,600,000) (the "Purchase Price") by delivery of (i) its convertible promissory notes (the "Convertible Promissory Notes") in the form of Exhibit A attached hereto in the aggregate principal amount of Two Million, Two Hundred Thirty-five Thousand, Three Hundred Twelve Dollars ($2,235,312) to certain of the Sellers listed in ss.2(b)(ii) of the Disclosure Schedule, in the aggregate principal amounts set forth therein, and (ii) cash in the aggregate amount of Five Million, Three Hundred and Sixty Four Thousand, Six Hundred and Eighty Eight Dollars ($5,364,688) for the balance of the Purchase Price, payable by wire transfer or delivery of other immediately available funds to the Sellers in the amounts set forth in ss.2(b)(ii) of the Disclosure Schedule. At Closing, the cash balance of the Purchase Price to be paid at the Closing shall be reduced by the sum of (i) the amount of the Company's loans to its officers as set forth in ss.2(b)(ii)(1) of the Disclosure Schedule (collectively, the "Officer Loans"), and (ii) the amount of any outstanding Seller Receivables as referred to in ss.5(j)(i). The reduction of the cash portion of the Purchase Price referenced to in the immediately preceding clause (i) for each Officer Loan shall be made by deducting from the cash portion of the Purchase Price otherwise due (as set forth on ss.2(b)(ii) of the Disclosure Schedule) the amount of the Officer Loan from the Seller to whom such Officer Loan was made. The reduction to the cash portion of the Purchase Price referenced in the immediately preceding clause (ii) for each outstanding Seller Receivable shall be made by deducting from the cash portion of the Purchase Price otherwise due certain of the Sellers, as identified by the Sellers in a written notice to be executed by all the Sellers and delivered to the Buyer three (3) days prior to the Closing Date, or in the event such notice has not been delivered, by reducing the cash portion of the Purchase Price pro-rata among the Sellers based on the amount of cash due to Sellers (before deduction of the Officer Loans) at Closing.

         (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Jenner & Block at One IBM Plaza, Chicago, Illinois, commencing at 9:00 a.m. local time on November 10, 1997, or such other place, time and date as the Buyer and the Requisite Sellers may mutually determine (the "Closing Date").

         (d) Deliveries at the Closing. At the Closing, (i) the Sellers will deliver to the Buyer the various certificates, instruments, and documents referred to in ss.7(a) below, (ii) the Buyer will deliver to the Sellers the various certificates, instruments, and documents referred to in ss.7(b) below,
(iii) each of the Sellers will deliver to the Buyer stock certificates representing all of his or its Shares, endorsed in blank and accompanied by duly executed assignment documents, (iv) the Buyer will deliver to (A) each of the Sellers the Purchase Price in accordance with ss.2(b) above, and (B) the Company Six Hundred and Thirty Five Thousand, Two Hundred and Ninety-One and 99/100 Dollars ($635,291.99), in immediately available funds, in accordance with ss.6(i) hereof, and (v) the Company shall pay to the appropriate employee designated in accordance with ss.6(i), in cash, the amount due each such employee on the Closing under his or her Retention Bonus Agreement.

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         3.       Representations and Warranties Concerning the Transaction.

         (a) Representations and Warranties of the Sellers. Each of the Sellers jointly and severally represents and warrants to the Buyer that the statements contained in this ss.3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3(a)) with respect to himself or itself.

                  (i) Organization of Certain Sellers. If the Seller is a trust, the Seller is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization.

                  (ii) Authorization of Transaction. The Seller has full power and authority (including, if the Seller is a trust, the trustee of such trust has the full power and authority) to execute and deliver this Agreement and each of the other Sellers' Transaction Documents and to perform his or its obligations hereunder and thereunder. This Agreement and each of the other Sellers' Transaction Documents constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement or by any of the other Sellers' Transaction Documents, except for such notices, filings, authorizations, consents or approvals where the failure to so give, make or obtain would not have, either individually or in the aggregate, a Material Adverse Effect.

                  (iii) Noncontravention. Neither the execution and the delivery of this Agreement by the Seller, nor the consummation by the Seller of the transactions contemplated hereby to be consummated by the Seller, will (A) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or, if the Seller is a trust, any provision of its trust agreement or other organizing document or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which he or it is bound or to which any of his or its assets is subject, except in the case of each of the immediately preceding clauses (A) and (B), for such violations, conflicts, defaults or breaches that will not, individually or in the aggregate, either (a) result in any Liability to the Company, (b) result in any Seller failing or being unable to, or adversely affecting the ability of any Seller to, transfer or convey his or its Shares to the Buyer in accordance with the terms hereof free and clear of any Stock Encumbrances (as defined in ss.3(a)(vi) below), or


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(c) otherwise  adversely  affect the ability of any Seller to perform his or its other obligations hereunder in accordance with the terms hereof or the terms of any of the other Sellers' Transaction Documents.

                  (iv) Brokers' Fees. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

                  (v) Investment. The Seller (A) understands that the Convertible Promissory Note, the Stock Option Agreement, the Additional Stock Option Agreement, and the Retention Bonus Agreement have not been, and will not be, except as provided in the Registration Rights Agreement, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Convertible Promissory Note, the Stock Option Agreement, the Additional Stock Option Agreement and the Retention Bonus Agreement solely for his or its own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Convertible Promissory Note, the Stock Option Agreement, the Additional Stock Option Agreement and the Retention Bonus Agreement, and (E) is able to bear the economic risk and lack of liquidity inherent in holding the Convertible Promissory Note, the Stock Option Agreement, the Additional Stock Option Agreement and the Retention Bonus Agreement.

                  (vi) Shares. The Seller holds of record and owns beneficially the number of Shares set forth next to his or its name in ss.4(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws) and Encumbrances. Other than this Agreement, and the other agreements, instruments and arrangements listed next to his or its name in ss.4(b) of the Disclosure Schedule, which are to be terminated by the Sellers upon the Closing pursuant to ss.7(a)(xi), the Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (the "Stock Encumbrances"). Except as specifically set forth next to his name in ss.4(b) of the Disclosure Schedule, the Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

         (b) Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers that the statements contained in this ss.3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3(b)).

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                  (i) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  (ii) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and each of the other Buyer's Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. This Agreement and each of the other Buyer's Transaction Documents to which it is a party constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. Except for filings required under the securities laws and regulations of the State of Illinois (which the Company covenants to make on a timely basis), the Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement or by any of the other Buyer's Transaction Documents.

                  (iii) Noncontravention. Neither the execution and the delivery of this Agreement or any of the other Buyer's Transaction Documents to which it is a party by the Buyer, nor the consummation of the transactions by the Buyer contemplated hereby or thereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its articles of incorporation or bylaws, (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject, or (C) result in the imposition of any Security Interest upon any of its assets or any of its Subsidiaries other than any financing obtained by Buyer in connection with this Agreement and the other Buyer's Transaction Documents including, without limitation, any financing with Deere Park Equities, Inc. and except in the case of each of the immediately preceding clauses (A), (B) and (C) for such violations, conflicts, defaults or breaches that will not, individually or in the aggregate, either (i) result in the failure of the Buyer to deliver the Purchase Price; or (ii) otherwise adversely affect the ability of the Buyer to perform its other obligations hereunder in accordance with the terms hereof or the terms of any of the other Buyer's Transaction Documents.

                  (iv) Capitalization. The entire authorized capital stock of the Buyer consists of 25,000,000 shares of no par value common stock ("Buyer Common Stock"), of which 24,681,201 shares are issued and outstanding and no shares are held in treasury. All of the issued and outstanding shares of the Buyer have been duly authorized, are validly issued, fully paid, and nonassessable.

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

                  (v) Hart-Scott-Rodino Filing. No notification or other filing is required pursuant to the Hart-Scott-Rodino Act in connection with the transactions contemplated by this Agreement.

                  (vi) Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

                  (vii) Investment. The Buyer is not acquiring the Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act. The Buyer (A) understands that the Shares are being sold and offered in reliance upon federal and state exemptions for transactions not involving any public offering; (B) is acquiring the Shares for its own account for investment purposes, and not with a view to the distribution thereof; (C) is a sophisticated investor with knowledge and experience in business and financial matters; and (D) is able to bear the economic risk and lack of liquidity inherent in holding the Shares; provided, however, that nothing contained in this Section shall in any way affect the liability of the Sellers for the representations and warranties made by each of them in this Agreement.

                  (viii) Buyer's Financial Statements. Attached hereto as Exhibit K (the "Buyer's Financial Statements") are the audited balance sheets and statements of income, changes in stockholders' equity, and cash flow for the Buyer as of and for the fiscal year ended September 30, 1996. The Buyer's Financial Statements, including the notes thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Buyer for such period as of such date and the results of operations of the Buyer for such period, and are consistent with the books and records of the Buyer for such period.

         4. Representations and Warranties Concerning the Company. Each of the Sellers jointly and severally represents and warrants to the Buyer that the statements contained in this ss.4 are correct and complete in all material respects as of the date of this Agreement and will be correct and complete in all material respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4), except as set forth in a disclosure letter to be delivered by the Sellers to the Buyer on the date hereof and signed by each of the Sellers (the "Disclosure Schedule"). A disclosure in the Disclosure Schedule with respect to a particular lettered or numbered paragraph in this Section 4 shall not be deemed to be an adequate disclosure or exception with respect to any representation or warranty of any Seller contained in any other lettered or


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numbered  paragraph in this Section 4 unless (i) such other lettered or numbered paragraph is specifically referenced in the disclosure, or (ii) based upon the nature of the disclosure and the facts described therein, it would be clear to a reasonably prudent business person that such disclosure is also related to and is an exception or qualification with respect to another representation or warranty of any Seller contained in this Section 4. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss.4.

         (a) Organization, Qualification, and Corporate Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect. The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it, except for such licenses, permits and authorizations where the failure to possess or to have obtained will not have a Material Adverse Effect. ss.4(a) of the Disclosure
Schedule lists the directors and officers of the Company. The Sellers have delivered to the Buyer correct and complete copies of the articles of incorporation and bylaws of the Company (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Company are correct and complete in all material respects. The Company is not in default under or in violation of any provision of its articles of incorporation or bylaws.

         (b) Capitalization. The entire authorized capital stock of the Company consists of Nine Thousand (9,000) Shares of common stock, of which Two Thousand Six Hundred Forty-three and 38/100 (2,643.38) Shares are issued and outstanding and Seven Hundred Thirty-nine and 46/100 (739.46) Shares are held in treasury, and One Thousand (1,000) shares of preferred stock, of which no shares are issued and outstanding. All of the issued and outstanding Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Sellers as set forth in ss.4(b) of the Disclosure Schedule. Except as otherwise expressly set forth in ss.4(b) of the Disclosure Schedule, all of which shall be terminated by the Sellers pursuant to ss.7(a)(xi), there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. Except as otherwise set forth in ss.4(b) of the Disclosure Schedule, all of which shall be terminated pursuant to ss.7(a)(xi), there are no (i) outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company or (ii) voting trusts, proxies, or other agreements or understandings with respect to the voting of the Shares.

         (c) Noncontravention. Except as otherwise set forth in ss.4(c) of the Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order,


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decree,  ruling,  charge, or other  restriction of any government,  governmental agency, or court to which the Company is subject or any provision of the articles of incorporation or bylaws of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except for such notices, filings, authorizations, consents or approvals where the failure to so make, give or obtain would not result in any of: (i) a material Liability to the Company or the Buyer; (ii) a Material Adverse Effect; or (iii) a Party (including any of the Sellers), having the right to rescind or cause the rescission of the sale of the Shares to the Buyer hereunder.

         (d) Brokers' Fees. The Company does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (e) Title to Assets. The Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Encumbrances, except for Permitted Encumbrances and properties and assets that are either (i) not shown on the Most Recent Balance Sheet and are not material or necessary for the operation of the business and operations of the Company or (ii) disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

         (f)      Subsidiaries; Joint Ventures.

                  (i)      The Company does not have any Subsidiaries.

                  (ii) ss.4(f)(ii) of the Disclosure Schedule sets forth a list of each entity in which the Company holds or has the right to acquire five percent (5%) or more of the equity, partnership, or other interest of such entity (each such entity, except Subsidiaries, being referred to as a "Joint Venture") and a list of all material agreements relating thereto to which the Company is a party ("Joint Venture Agreements"). The Company and, to the Sellers' knowledge, each counterpart, is in compliance in all material respects with all of the terms, conditions, and obligations binding upon each of them in respect of each of the Joint Venture Agreements, and as of the date hereof none of the respective Joint Venture Agreements has been terminated. The Sellers have delivered true and correct copies of each Joint Venture Agreement, as amended, modified or supplemented, to the Buyer and all waivers executed thereunder. The Company's interest in each of the Joint Ventures is directly owned by the


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Company as indicated on the Disclosure  Schedule and, except for any restriction on transfer contained in the Joint Venture Agreements, is free and clear of any material Lien or any other limitation or restriction (including any restriction on the right to vote, if any, sell, or otherwise dispose of such interest). There are no outstanding obligations of the Company to fund or make a further investment in any Joint Venture, other than those that are described in ss.4(f)(ii) of the Disclosure Schedule.

         (g) Financial Statements. Attached hereto as Exhibit D are the following financial statements (collectively the "Financial Statements"):
audited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended June 30, 1993, June 30, 1994, June 30, 1995, June 30, 1996 and June 30, 1997 (the "Most Recent
Fiscal Year End") for the Company (with such June 30, 1997 financial statements being referred to herein as the "Most Recent Financial Statements"). The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, and are consistent with the books and records of the Company (which books and records are correct and complete in all material respects).

         (h) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, and except for the execution by the Company of the Employment Agreements and Retention Bonus Agreements pursuant hereto and for such other action expressly required to be taken by the Company hereunder, thereunder or under any of the other Sellers' Transaction Documents, or transactions expressly required hereunder, thereunder or under any of the Sellers' Transaction Documents, there has not been any adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company that has or would have a Material Adverse Effect. Without limiting the generality of the foregoing, since that date and except either (A) as expressly required hereunder or expressly required under any of the other Sellers' Transaction Documents, or (B) as otherwise set forth in ss.4(h) of the Disclosure Schedule:

                  (i) the Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                  (ii) the Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either (x) involving more than $500,000, individually, for the provision of labor, services or materials for customers entered into in the Ordinary Course of Business ("Ordinary Course Contracts"); (y) involving more than $500,000, individually or in the aggregate, excluding all Ordinary Course Contracts; or (z) outside of the Ordinary Course of Business;

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
                  (iii) no party (including the Company) has accelerated, terminated (except with respect to those agreements, contracts, leases or licenses which have expired by their express terms), modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $500,000, individually or in the aggregate, to which the Company is a party or by which it is bound;

                  (iv) the Company has not imposed any Security Interest upon any of its assets, tangible or intangible, other than in connection with the acquisition of machinery and equipment in the Ordinary Course of Business;

                  (v) the Company has not made any capital expenditure (or series of related capital expenditures) either involving more than $500,000, individually or in the aggregate, or outside the Ordinary Course of Business;

                  (vi) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $15,000 or outside the Ordinary Course of Business;

                  (vii) the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $15,000, individually or in the aggregate, other than in connection with the acquisition of machinery and equipment in the Ordinary Course of Business;

                  (viii) the Company has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                  (ix) the Company has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either (A) involving any of the Sellers, any of the Company's directors or officers, any Associate of any Seller, any Associate of any of the Company's directors or officers, CUBS Construction or Golf Corporation or any of their officers, directors, stockholders or employees, or any of the Seller Receivables,, or (B) outside the Ordinary Course of Business;

                  (x) the Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                  (xi) there has been no change made or authorized in the articles of incorporation or bylaws of the Company;

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
                  (xii) the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  (xiii) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (xiv) the Company has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to any of its material property in excess of $500,000, individually or in the aggregate;

                  (xv) the Company has not made any loan to, entered into any incentive compensation or bonus agreement or program, distributed or agreed to distribute any funds outside of the Ordinary Course of Business to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xvi) except as expressly provided in this Agreement or any of the other Sellers' Transaction Documents, the Company has not made any loan to, entered into any incentive compensation or bonus agreement or program, distributed or agreed to distribute any funds outside of the Ordinary Course of Business to, or entered into any other transaction with, any of the Sellers;

                  (xvii) except as expressly provided by this Agreement or any of the other Sellers' Transaction documents, the Company has not entered into any agreement, contract, lease or license, written or oral, or modified the terms of any existing agreement, contract, lease or license, with any Seller or any of the Company's directors or officers or with any Associate of any Seller or Associate of any of the Company's directors or officers;

                  (xviii) other than "at will" employments entered into in the Ordinary Course of Business which do not provide for any agreements with respect to severance pay, the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (xix) the Company has not granted any increase in the base compensation, incentive compensation or bonus of any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xx) the Company has not granted any increase in the base compensation, incentive compensation or any bonus to the Sellers outside the Ordinary Course of Business;

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
                  (xxi) the Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit
Plan);

                  (xxii) the Company has not made any other change in employment terms for any of its directors or officers, outside the Ordinary Course of Business and has not paid any severance or made any commitment to pay any severance to any director or officer ;

                  (xxiii) the Company has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                  (xxiv) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Company;

                  (xxv) the Company has not made or committed to make any acquisition of all or substantially all of the assets or property of any business or any stock of any business; and

                  (xxvi) the Company has not committed to any of the foregoing.

         (i) Undisclosed Liabilities. The Company has no Liability (and, to the Seller's knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) except for: (i) Liabilities set forth on the face of the Most Recent Balance Sheet (including the notes thereto); (ii) Liabilities which have arisen after the Most Recent Fiscal Year End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law); (iii) Liabilities disclosed in the Disclosure Schedule (including the obligation of the Company to perform the express terms and provisions of any contract or agreement described in the Disclosure Schedule other than as a result of a breach or a default under such contracts or agreements, unless such breach or default would not be required to be disclosed under the express terms of any of the Sellers' representations and warranties set forth herein); (iv) Liabilities which do not have and will not have a Material Adverse Effect, individually, on the Company; (iv) Liabilities which do not have and will not, on an individual basis (and not an aggregate basis), have a Material Adverse Effect, on the Company; (v) Permitted Encumbrances; (vi) Liabilities, the existence of which would not constitute a breach of the express terms (including the terms that qualify any representation or warranty with knowledge or materiality) of the following representations and warranties of the Sellers: clauses (i), (ii) and (iii) of the last sentence of ss.4(c), ss.4(1)(i)(B), ss.4(1)(i)(C), ss.4(1)(ii)(C), ss.4(1)(ii)(D),
ss.4(m)(iii)(C),  ss.4(m)(v),  ss.4(o)(i), (ii), (iv) and (xii); clauses (C) and
(D) of the last paragraph of ss.4(o) clauses (C) and (D) of the last paragraph of ss.4(s), ss.4(t)(ii) and the penultimate sentence of ss.4(t), ss.4(u), and


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the   penultimate   sentence  of  ss.4(x),   and  the  last  two   sentences  of
ss.4(y)(ii)(B); and (vii) any obligations of the Company to perform the express terms and provisions of any agreement, note, bond or debt security that is not expressly required to be disclosed in the Disclosure Schedule under ss.4(h) above, other than as a result of a breach or default under such agreement, note, bond or debt security unless such breach or default would not be required to be disclosed under the express terms of any of the Sellers' representations or warranties set forth herein.

         (j) Legal Compliance. The Company, and its predecessors and Affiliates, have been operated from its inception, and the Company and its Affiliates will continue to operate through the Closing Date, in compliance in all material respects with all conditions and requirements of all applicable federal, state and local laws, statutes, ordinances, rules, regulations, permits, policies, guidelines, orders, franchises, authorizations and consents, except where the failure to so comply would not have a Material Adverse Effect, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         (k)      Tax Matters.

                  (i) The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. Except as set forth on ss.4(k) of the Disclosure Schedule, all Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. Except as set forth in ss.4(k) of the Disclosure Schedule, the Company currently is not the beneficiary of any extension of time within which to file any Tax Return. Except as set forth on ss.4(k) of the Disclosure Schedule, no claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Except as set forth on ss.4(k) of the Disclosure Schedule, there are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (ii) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (iii) No Seller or director or officer (or employee responsible for Tax matters) of the Company has knowledge of any Basis for any authority to assess any additional Taxes for any period for which Tax Returns have been filed. Except as set forth in ss.4(k) of the Disclosure Schedule, there is no dispute or claim concerning any Tax Liability of the Company either
(A) claimed or raised by any authority in writing or (B) as to which any of the Sellers and the directors and officers (and employees responsible for Tax matters) of the Company has Knowledge based upon personal contact with any agent of such authority. Section 4(k) of the Disclosure Schedule lists all federal,


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state,  local,  and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after June 30, 1993, indicates those Tax Returns that have been audited for taxable periods ending on or after June 30, 1991, and indicates those Tax Returns that currently are the subject of audit. The Sellers have delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since June 30, 1993. All deficiencies proposed as a result of such audits have been paid.

                  (iv) Except as set forth in ss.4(k) of the Disclosure Schedule, the Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (v) The Company has not filed a consent under Code ss.341(f) concerning collapsible corporations. The Company has not made any payments, is not obligated to make any payments, or is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code ss.280G. The Company has not been a United States real property holding corporation within the meaning of Code ss.897(c)(2) during the applicable period specified in Code ss.897(c)(1)(A)(ii). The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code ss.6662. The Company is not a party to any Tax allocation or sharing agreement. The Company (A) has not, since June 30, 1991, been a member of an affiliated group, within the meaning of Code ss.1504(a) or any similar group defined under a similar provision of state, local or foreign law, filing a consolidated federal income Tax Return or (B) has any Liability for the Taxes of any Person under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (vi) ss.4(k) of the Disclosure Schedule sets forth the following information with respect to the Company as of the most recent practicable date: (A) the basis of the Company in its assets; and (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company.

                  (vii) Except as set forth in ss.4(k) of the Disclosure Schedule, the unpaid Taxes of the Company did not, as of the Most Recent Fiscal Year End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto). The charges, accruals and reserves with respect to Taxes on the books of the Company are adequate (as determined in accordance with GAAP), and, except as set forth in ss.4(k) of the Disclosure Schedule, do not exceed the reserves for Tax Liability set forth in such books.


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
         (l)      Real Property.

                  (i) ss.4(l)(i) of the Disclosure Schedule lists and describes briefly all real property that the Company owns. With respect to each such parcel of owned real property:

          (A) the Company has good and marketable title to the parcel of real property, free and clear of any Encumbrance other than the Permitted Encumbrances;

          (B) there are no pending or, to the Knowledge of the Sellers, threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting adversely the current use, occupancy, or value thereof;

          (C) to the Knowledge of the Sellers, the legal description for the parcel contained in the deed thereof describes such parcel fully and adequately, except as disclosed on the Survey the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or
     "permitted non-conforming structure" classifications), and except as disclosed on the Survey do not encroach on any easement which may burden the land, and the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type of restriction for which any permits or licenses necessary to the use thereof have not been obtained;

          (D) all facilities have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof (except for such approvals, licenses and permits where the failure to receive the same would not have a Material Adverse Effect) and have been operated and maintained in accordance with applicable laws, rules, and regulations, except for such failure(s), which, individually or in the aggregate, would not have a Material Adverse Effect;

          (E) other than as set forth in ss.4(l)(i) of the Disclosure Schedule, there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

          (F) there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein;


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          (G) there are no parties (other than the Company) in possession of the parcel of real property, other than tenants under any leases disclosed in ss.4(l)(i) of the Disclosure Schedule who are in possession of space to which they are entitled;

          (H) all facilities located on the parcel of real property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, if applicable, all of which services are adequate in accordance with all applicable laws, ordinances, rules, and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the parcel of real property; and

          (I) each parcel of real property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the parcel of real property.

          (ii) ss.4(l)(ii) of the Disclosure Schedule lists and describes briefly all real property leased to the Company. The Company has not permitted the occupancy of any third party with respect to the real property listed on ss.4(1)(ii) of the Disclosure Schedule or subleased or assigned its rights in such property. The Sellers have delivered to the Buyer correct and complete copies of the leases listed in ss.4(l)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease listed in ss.4(l)(ii) of the Disclosure Schedule:

          (A) the lease is legal, valid, binding, enforceable, and in full force and effect;

          (B) subject to the delivery of the Required Consents, the lease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

          (C) the Company is not, and to the Sellers' Knowledge, no other party to the lease is, in breach or default, and no event has occurred with respect to the Company, or to Sellers' Knowledge, such other party which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (D) the Company has not, and to the Sellers' Knowledge, no other party to the lease has, repudiated any provision thereof;

          (E) there are no disputes, oral agreements, or forbearance programs in effect as to the lease;

          (F) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold;


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
          (G) all facilities leased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects;

          (H) all facilities leased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

          (I) the owner of the warehouse located at 141 141st Street, Hammond, Indiana and leased to the Company has good and marketable title to the parcel of real property free and clear of any Security Interest (except for Security Interests created solely by Alpha Steel), easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions, in each case which do not impair the current use or occupancy of the property subject thereto.

         (m)      Intellectual Property.

                  (i) The Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of the Company as presently conducted. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by the Company on terms and conditions which are, in all material respects, identical to the terms and conditions in effect immediately prior to the Closing. The Company has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

                  (ii) The Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). Neither the Sellers, nor to the Seller's Knowledge, any of the directors and officers (and employees with responsibility for Intellectual Property matters) for the Company, has any Basis for believing that any third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

                  (iii) ss.4(m)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to the Company with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Company has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Company has granted to any third party with respect to any


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
of its Intellectual Property (together with any exceptions). The Sellers have delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to the Buyer correct and complete copies of all other material written documentation evidencing ownership and prosecution (if applicable) of each such item. ss.4(m)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Company in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in ss.4(m)(iii) of the Disclosure Schedule:

          (A) the Company possesses all right, title, and interest in and to the item, free and clear of any Encumbrance, except for the Permitted Encumbrances;

          (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

          (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending, or to the Sellers' Knowledge, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

          (D) the Company has not ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item, except as provided in any license or agreement with respect to any of its Intellectual Property to the extent such licenses or agreements are set forth in ss.4(m) of the Disclosure Schedule.

                  (iv) Except for "shrink wrap" licenses relating to non-customized software purchased by the Company for use in its operations, each item of Intellectual Property that any third party owns and that the Company uses pursuant to any license, sublicense, agreement, or other permission is identified on ss.4(m)(iv) of the Disclosure Schedule. The Sellers have delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in ss.4(m)(iv) of the Disclosure
Schedule:

          (A) the license,  sublicense,  agreement,  or permission  covering the item is legal, valid, binding, enforceable, and in full force and effect;

          (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on terms which are, in all material respects, substantially the same as the terms in effect immediately prior to the consummation of the transactions contemplated hereunder following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above);


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          (C) the Company is not, and, to the Seller's Knowledge, no other party of such license, sublicense, agreement, or permission is in breach or default thereunder, and to the Seller's Knowledge, no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (D) to the Seller's Knowledge, no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

          (E) to the Seller's Knowledge, the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

          (F) to the Seller's Knowledge, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

          (G) except as set forth in ss.4(m)(iv) of the Disclosure Schedule, the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

                  (v) Except as set forth in ss.4(m)(v) of the Disclosure Schedule, to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, the Company is not interfering with, infringing upon, misappropriating, or in conflict with, any Intellectual Property rights of third parties as a result of the operation of its businesses as presently conducted.

         (n) Tangible Assets. ss.4(n) of the Disclosure Schedule lists all of the Company's machinery, equipment and other tangible assets other than real property. The Company owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted, and each such tangible asset is free from material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

         (o) Contracts. ss.4(o) of the Disclosure Schedule lists the following contracts and other agreements to which the Company is a party:

                  (i) any agreement (or group of related agreements) as of June 30, 1997 for the lease of personal property which involves annual payments in excess of $10,000 and which may not be terminated by the Company for any reason and without payment of any premium or penalty upon thirty (30) days' notice to or from any Person;

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
                  (ii) any agreement (or group of related agreements) as of June 30, 1997 for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year and involves the payment or receipt of any amount in excess of $10,000;

                  (iii) any agreement concerning the Company's investments or equity participation in a partnership or joint venture;

                  (iv) any agreement (or group of related agreements) as of June 30, 1997 under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation which involves the payment of any amount in excess of $10,000;

                  (v) any agreement concerning confidentiality, noncompetition or other commitment limiting the ability of a party to compete in any line of business, with any person or in any geographic area, whether for the benefit of the Company or of a third party;

          (vi) any agreement as of June 30, 1997 with any of the Sellers and their Affiliates (other than the Company);

                  (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of the Company's current or former directors, officers, and employees;

                  (viii) any collective bargaining agreement as of June 30, 1997;

          (ix) any agreement as of June 30, 1997 for the employment of any individual on a full-time, part-time, consulting, or other basis;

          (x) any agreement as of June 30, 1997 under which it has advanced or loaned any amount to any of its directors, officers, and employees;

                  (xi) any agreement under which the consequences of a default or termination could have a Material Adverse Effect;

                  (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000 and may not be terminated by the Company for any reason and without penalty or premium upon thirty (30) days' notice;

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
                  (xiii) a list of all of the Customer Contracts and the status thereof including specifically the combined job cost analysis in the form of Exhibit ss.4(o)(c) to ss.4(o) of the Disclosure Schedule (the "Contract Statement");

                  (xiv) a list of all of the Subcontracts and the status thereof including specifically the following information with respect to each such
Subcontract: contract number, name and address of subcontractor, vendor or supplier, a description of work to be performed thereunder, original Subcontract price, value and description of all approved change orders, the value and description of all unapproved change order requests by any such subcontractor, vendor or supplier, subcontract billings to date by any such subcontractor, vendor or supplier, and payments made by the Company to such subcontractor, vendor or supplier to date (the "Subcontract Statement");

                  (xv) each other agreement, contract, or commitment (other than Customer Contracts not listed on ss.4(o)(xv) of the Disclosure Schedule) which contain terms providing for the termination, default, loss of rights or privileges, acceleration of payment, or any other change in the terms or conditions of such document upon the sale or exchange of a majority of the common stock of the Company or upon any change in control of the Company, except where any such termination, default, loss of rights or privileges, acceleration of payment or other change in terms or conditions would not have a Material Adverse Effect.

         The Sellers have delivered or provided to the Buyer (or its representatives) a correct and complete copy of each written agreement listed in ss.4(o) of the Disclosure Schedule (as amended to date) that was in existence as of June 30, 1997 and a written summary, contained in ss.4(o) of the Disclosure Schedule, setting forth the terms and conditions of each oral agreement referred to in ss.4(o) of the Disclosure Schedule and, for such contracts entered into after June 30, 1997, will make available a copy of each such agreement, or a written summary thereof in the case of oral agreements. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (except for breaches or modifications involving acts or conduct of the Company after the Closing Date);
(C) the Company is not, and to Seller's knowledge, no other party thereto is, in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) the Company has not, and to Seller's Knowledge, no other party has, repudiated any provision of the agreement.

         (p) Notes and Accounts Receivable. All notes and accounts receivable of the Company are reflected properly on its books and records, and, except for the Officer Loans, (i) arose out of bona fide, arms' length transactions, (ii) are in all material respects valid receivables subject to no setoffs or counterclaims, (iii) are current and collectible, and (iv) will be collected in


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accordance  with their  terms at their  recorded  amounts,  subject  only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and those reserves set forth in ss.4(p) of the Disclosure Schedule, as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

         (q) Unbilled Revenues. All of the unbilled revenue and disbursements reflected in the Most Recent Financial Statements have been properly determined on a basis consistent with applicable contract terms and such amounts will become good and collectible accounts receivable in the Ordinary Course of Business.

         (r) Powers of Attorney. Other than as set forth in ss.4(r) of the Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of the Company.

         (s) Insurance. ss.4(s) of the Disclosure Schedule describes any self-insurance arrangements affecting the Company, whether underwritten individually by the Company or jointly with others. ss.4(s) of the Disclosure Schedule also sets forth the following information with respect to such self-insurance arrangements and each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 3 years:

                  (i) the name, address, and telephone number of the agent;

                    (ii) the name of the insurer,  the name of the policyholder, and the name of each covered insured;

                  (iii) the policy number and the period of coverage;

                  (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                  (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such self-insurance arrangement and insurance policy: (A) the arrangement or policy is legal, valid, binding, enforceable, and in full force and effect in accordance with its express terms; (B) the arrangement or the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on terms that following the consummation of the transactions contemplated hereby are, in all material respects, substantially the same as the terms in effect immediately prior to the consummation of the transactions contemplated hereunder; (C) neither the Company nor, to Sellers' knowledge, any



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other party to the arrangement or the policy, is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default by the Company, or, to Sellers' knowledge, a breach or default by any other party to the arrangement or the policy, or permit termination, modification, or acceleration, under the arrangement or the policy; and (D) neither the Company nor, to the Sellers' knowledge, any other party to the arrangement or the policy, has repudiated any provision thereof. The Company has been covered during the past 6 years by insurance in scope and amount customary
and   reasonable  for  the  businesses  in  which  it  has  engaged  during  the aforementioned period.

         (t) Litigation. ss.4(t) of the Disclosure Schedule sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for litigation matters) of the Company, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the Sellers and the directors and officers (and employees with responsibility for litigation matters) of the Company has knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation to be brought or threatened against the Company other than those listed on ss.4(t) of the Disclosure Schedule. ss.4(t) of the Disclosure Schedule also sets forth the Company's reserves for each of the actions, suits, proceedings, hearings, and investigations that it has recorded on its books and records and reported on the balance sheet of its Most Recent Financial Statements (not including the notes thereto).

         (u) Warranty. Each product manufactured, sold, leased, or delivered by the Company and each service rendered by the Company has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and the Company has no Liability that would have a Material Adverse Effect (and to Seller's Knowledge there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company that would give rise to any Liability that would have a Material Adverse Effect) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto). Except as set forth in ss.4(u) of the Disclosure Schedule, no product manufactured, sold, leased, or delivered by the Company and no service rendered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions. ss.4(u) of the Disclosure Schedule includes copies of the standard terms and conditions for the Company (containing applicable guaranty, warranty, and indemnity provisions).

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
         (v) Liability. Except as disclosed in ss.4(v) of the Disclosure Schedule and except for any Liabilities which, individually or in the aggregate, would not have a Material Adverse Effect, the Company has no Liability (and, to Seller's knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company that would give rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Company and any service rendered by the Company.

         (w) Employees. ss.4(w) of the Disclosure Schedule lists each employee of the Company and each employee's respective job title or position and current salary. To the knowledge of any of the Sellers and the directors and officers (and employees with responsibility for employment matters) of the Company, no executive, key employee, or group of employees has any plans to terminate employment with the Company. Except as set forth in ss.4(w) of the Disclosure Schedule, consummation of the transactions contemplated by this Agreement will not (A) entitle any Person to severance pay, unemployment compensation, or any similar compensation, (B) accelerate any time of payment or vesting or increase the amount of any compensation due to any Person, or (C) entitle any Person to any parachute payment within the meaning of Section 280G of the Code. The Company has not incurred or reasonably expects to incur any liability or obligation under the Workers Adjustment Retraining Notification Act or any similar state law ("WARN"); and within the six month period immediately following the Closing Date, the Company and no Person who together with whom the Company would be treated as an "employer" for purposes of WARN will incur any such liability if, during such six month period, only terminations of employment of not more than 50 employees occur in the normal course of operations.

         (x) Collective Bargaining Agreements. Except as set forth on ss.4(x) of the Disclosure Schedule, the Company is not a party to, bound by or currently negotiating any collective bargaining agreement or any other agreement with a labor union. There is not pending or, to the Knowledge of the Sellers, threatened, any labor dispute, strike, work stoppage, grievance, claim of unfair labor practices, or other collective bargaining disputes. The Company has not committed any unfair labor practice.

         (y)      Employee Benefits.

                  (i) ss.4(y) of the Disclosure Schedule lists each Employee Benefit Plan that the Company maintains or to which the Company contributes.

                           (A) Each such Employee Benefit Plan (and each related
trust, insurance contract,
or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

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
                           (B) All required reports and descriptions (including
Form 5500 Annual Reports,
Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code ss.4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                           (C) All contributions (including all employer
contributions and employee salary
reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                    (D) Each such  Employee  Benefit  Plan which is an  Employee
               Pension Benefit Plan meets the requirements of a "qualified plan" under Code ss.401(a) and has received, within the last two years, a favorable determination letter from the Internal Revenue Service.

                           (E) The market value of assets under each such
Employee Benefit Plan which is an
Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                           (F) The Sellers have delivered to the Buyer correct
and complete copies of the
plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                  (ii) With respect to each Employee Benefit Plan that the Company, and the Controlled Group of Corporations which includes the Company maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

     (A) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a reportable event, within the meaning set forth in ERISA ss.4043, as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such


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
     Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened.

     (B) There have been no prohibited transactions, within the meaning set forth in ERISA ss.406 and Code ss.4975, with respect to any such Employee Benefit Plan. No fiduciary, within the meaning set forth in ERISA ss.3(21), has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Seller's Knowledge, threatened. None of the Sellers and the directors and officers (and employees with responsibility for employee benefits matters) of the Company has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

     (C) The Company has not incurred, and none of the Sellers and the directors and officers (and employees with responsibility for employee benefits matters) of the Company has any reason to expect that the Company will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                  (iii) The Company and the other members of the Controlled Group of Corporations that includes the Company has not contributed to, never has contributed to, and never has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

                  (iv) The Company does not maintain and has never maintained, does not contribute and has never contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code ss.4980B).

         (z) Guaranties. Except as set forth in ss.4(z) of the Disclosure Schedule, the Company is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person other than as endorser of checks received by it and deposited in the Ordinary Course of Business.

         (aa)     Environment, Health, and Safety.

                  (i) The Company and its predecessor Persons and Affiliates have complied in all material respects with all Environmental, Health, and


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Safety Laws, and no action, suit, proceeding,  hearing,  investigation,  charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Company and its predecessor Persons and Affiliates have obtained and been in compliance in all material respects with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements,
obligations,   schedules,   and   timetables   which  are   contained   in,  all
Environmental, Health, and Safety Laws.

                  (ii) The Company has no Liability (and none of the Company and its Affiliates has handled, transported, stored, treated or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, allowed or arranged for any third person to transport, store, treat, or dispose of waste, (including, but not limited to asbestos or asbestos-containing materials), to or at (1) any location other than a site lawfully permitted to receive such waste for such purposes or (2) any location designated for remedial action pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, as from time to time amended, or any similar federal or state statute assigning responsibility for the cost of investigating or remediating releases of contaminants into the environment; nor has the Company performed, arranged for, or allowed by any method or procedure, such transportation or disposal in contravention of state or federal laws and regulations or in any other manner which gives rise to any Liability whatsoever; and the Company has not disposed, nor has it allowed or arranged for third parties to dispose, of waste upon property ever owned or leased by it, except as permitted by law and except as disclosed in the Existing Reports. Without limiting the generality of the foregoing, except as set forth in ss.4(aa)(ii) of the Disclosure Schedule, the Company has not received any notification (including requests for information directed to it) from any governmental agency asserting that it is or may be a "potentially responsible person" for a remedial action at a waste storage, treatment, or disposal facility, pursuant to the provisions of CERCLA, or any similar federal or state statute assigning responsibility for the costs of investigating or remediating releases or contaminants into the environment. There has been no release (for the purpose of any applicable environmental law) of any hazardous waste or hazardous substance on, into, or beneath any real property owned or leased by the Company, and the Company does not have any Liability, whether known or unknown, for any remedial or corrective action on any real property. The Company has not owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

                  (iii) All properties and equipment used in the business of the Company and its predecessors and Affiliates have been free of asbestos, asbestos


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
containing materials, lead, lead containing materials, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and extremely hazardous substances, within the meaning set forth in ss.302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

         (bb) Certain Business Relationships with the Company. Except as otherwise set forth in ss.4(bb) of the Disclosure Schedule and except for employment as an employee of the Company, none of the Sellers or their Affiliates has been involved in any business arrangement or relationship with the Company within the past 12 months, and none of the Sellers or their Affiliates owns any asset, tangible or intangible, which is used in the business of the Company.

         (cc) Conformance with Standard of Care. The performance by the Company of all services with respect to the Customer Contracts has been conducted in all material respects in accordance with all applicable industry standards at the time and within the locality where the services were performed including, without limitation, compliance in all material respects with all applicable laws, regulations, and standards governing the provision of such services.

         (dd) Relationships with Customers. Except as set forth in ss.4(dd) of the Disclosure Schedule, no customer of the Company, which for the twelve (12) month period ending June 30, 1997, accounted for more than two percent (2%) of the total revenue for the Company, has (1) refused to honor any of its commitments, (2) presented the Company with written information indicating dissatisfaction with the quality or price of the Company's services, or (3) indicated that it would not renew any existing vendor agreement, maintenance agreement or blanket purchase order or that it would generally not continue doing business with the Company on a basis similar to that previously conducted.

         (ee) Disclosure. The representations and warranties (as supplemented by the Disclosure Schedule) contained in this ss.4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this ss.4 not misleading.

         5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         (a) General. Each of the Parties will use his or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ss.7 below).

         (b) Notices and Consents. The Sellers will obtain the Required Consents as set forth in ss.5(b) of the Disclosure Schedule. The Sellers will cause the Company to give any notices to third parties, and will cause the Company to use


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
its reasonable best efforts to obtain any third party consents, that the Buyer may reasonably request in connection with the matters referred to in ss.4(c) above. Each of the Parties will (and the Sellers will cause the Company to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in ss.3(a)(ii), ss.3(b)(ii), and ss.4(c) above.

         (c) Operation of Business. Except as expressly provided for in this Agreement, the Sellers will not cause or permit the Company to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, except as expressly provided for in this Agreement, the Sellers will not cause or permit the Company to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (ii) declare, set aside, agree to pay or pay any bonus or other compensation outside the Ordinary Course of Business, (iii) loan, guaranty or agree to loan or guaranty any amount to any of the Sellers or third party; or (iv) otherwise engage in any practice, take any action, or enter into any transaction which would be required to be disclosed under ss.4(h) above.

         (d) Preservation of Business. The Sellers will cause the Company to use its reasonable best efforts to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees, consistent with past custom and practice.

         (e) Full Access. Each of the Sellers will permit, and the Sellers will cause the Company to permit, representatives of the Buyer to have full access at all reasonable times, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Company.

         (f) Notice of Developments. The Sellers will give prompt written notice to the Buyer of any material adverse development of which any of them become aware that causes a breach of any of the representations and warranties in ss.4 above. Each Party will give prompt written notice to the others of any material adverse development of which any of them become aware that causes a breach of any of his or its own representations and warranties in ss.3 above. No disclosure by any Party pursuant to this ss.5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         (g) Exclusivity. Until such time as this Agreement shall have been terminated, none of the Sellers will (and the Sellers will not cause or permit the Company to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of, the Company (including any acquisition structured as a merger, consolidation, or


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
share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Until such time as this Agreement shall have been terminated none of the Sellers will vote their Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. During the term hereof, the Sellers will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         (h) Title Insurance. The Sellers will cause the Company to obtain the following title insurance commitments, policies, and riders in preparation for the Closing: with respect to each parcel of real estate that the Company owns, an ALTA Owner's Policy of Title Insurance Form B-1987 (or equivalent policy reasonably acceptable to the Buyer if the real property is located in a state in which an ALTA Owner's Policy of Title Insurance Form B-1987 is not available) issued by a title insurer reasonably satisfactory to the Buyer (and, if requested by the Buyer, reinsured in whole or in part by one or more insurance companies and pursuant to a direct access agreement reasonably acceptable to the Buyer), in such amount as the Buyer may reasonably determine to be the fair market value of such real property (including all improvements located thereon), insuring title to such real property to be in the Company as of the Closing (subject only to the Permitted Encumbrances).

         Each title insurance policy delivered under this ss.5(h) shall (A) insure title to the real property and all recorded easements benefiting such real property, (B) contain an "extended coverage endorsement" insuring over the general exceptions contained customarily in such policies, (C) contain an ALTA Zoning Endorsement 3.1 (or equivalent), if available, (D) contain an endorsement insuring that the real property described in the title insurance policy is the same real estate as shown on the survey delivered with respect to such property (the "Survey"), (E) contain an endorsement insuring that each street adjacent to the real property is a public street and that there is direct and unencumbered pedestrian and vehicular access to such street from the real property, (F) if the real property consists of more than one record parcel, contain a "contiguity" endorsement insuring that all of the record parcels are contiguous to one another, and (G) contain a "non-imputation" endorsement to the effect that title defects known to the officers, directors, and stockholders of the owner prior to the Closing shall not be deemed "facts known to the insured" for purposes of the policy, if available.

         (i) Termination of Agreements. The Sellers will cause the Company to terminate all of its agreements regarding, and obtain a release from liability related to (i) the Company's guaranty of indemnity agreements for bonding purposes of Persons other than the Company including, but not limited to, CUBS Construction and Golf Corporation; (ii) employment agreements with Michael J. Chakos, Ted Choucalas, Michael Choucalas, Marian Herndon and Dennis Herndon;
(iii) deferred compensation  agreements with Mark F. Manta, Leo J. Manta, Steven
A. Manta and Ernest Maneaty; and (iv) security interests securing obligations of


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
the Company to Mark F. Manta, collateralized in part by a pledge of the Shares owned by Leo J. Manta and Steven A. Manta. In addition, the Sellers will terminate any existing agreements by, among or between the Sellers relating to securities of the Company.

         (j)      Related Party Agreements.

                  (i) The Sellers will cause the Company to deliver to the Buyer an acknowledgment signed by duly authorized officers of each of Golf Corporation and CUBS Construction that the Company's arrangement and agreement with such parties for the Company to provide accounting, safety and other services is an "at will" arrangement and is terminable at any time, with or without cause, by either the Company or such party. The Sellers will cause (i) all outstanding amounts owed to the Company from Golf Corporation, CUBS Construction, or any other corporation, partnership, trust or other entity in which any of the Sellers, any officers, directors or employees of the Company, or the Associates of any of the foregoing have an interest, as listed on ss.5(j) of the Disclosure Schedule and (ii) all outstanding amounts owed to the Company from the individuals or entities, and in the amounts, listed on ss.5(j) of the Disclosure Schedule (collectively, the "Seller Receivables"), to be paid in full at or prior to the Closing. In the event that such Seller Receivables are not paid in full at or prior to Closing, the amount of any outstanding Seller Receivables shall be offset from the cash portion of the Purchase Price pursuant to ss.2(b).

                  (ii) The Sellers will cause the Company to deliver to the Buyer evidence of the termination of insurance and bonding coverage for Golf Corporation, CUBS Construction, and any other entities which are not an Affiliate of the Company and the Sellers shall deliver to the Buyer an indemnity agreement, reasonably satisfactory in form and substance to Buyer, in which each of CUBS Construction, Inc. ("CUBS") and Golf Corporation ("Golf") shall indemnify the Buyer for any Adverse Consequences resulting from, arising out of relating to or caused by (i) any uninsured claims arising out of or relating to the business or operations of CUBS or Golf; (ii) any amounts which the Company is required to pay pursuant to the insurance program with United Trades Insurance Company as the result of any claims arising out of or relating to the business or operations of CUBS or Golf; and (iii) any guarantees by the Company of any bonds issued for Golf Corporation and CUBS Construction as principals.

                  (iii) The Sellers shall cause the Company to deliver an Assignment and Assumption Agreement, in a form reasonably acceptable to Buyer (the "Assignment Agreement"), duly executed by the Company and the officers of Riff-Raff, Inc., as agent for Lake County Trust Company (the "Landlord"), which shall assign to the Company all of the rights of JMLI of Indiana, Inc. under its lease with the Landlord for the aforementioned property and in which the Company shall assume all of the obligations under such lease. The Assignment Agreement shall further provide (i) an acknowledgment by the Landlord that such lease is in full force and effect; (ii) a representation that the tenant thereunder is


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not in default under the lease, (iii) an acknowledgment that the landlord is and shall be responsible for any remediation required pursuant to any remediation of conditions identified in the Existing Reports and (iv) an agreement in which the Landlord agrees to indemnify, defend and hold the Company and the Buyer harmless from and against any Liability for such remediation. Notwithstanding the foregoing, any liability of Landlord for a violation of Environmental, Health and Safety Laws with respect to the warehouse located at 141 141st Street, Hammond, Indiana, shall cease upon the sale of such property to Buyer.

                  (iv) The Sellers will cause the Company to deliver to the Buyer a written instrument executed by Mark F. Manta (the "Mark F. Manta Waiver") (A) waiving his rights to mandatory pre-payment of certain amounts required to be paid to him pursuant to his Redemption Agreement and Consulting Agreement with the Company (B) consenting to this Agreement and the transactions contemplated hereby and (C) acknowledging that the annual periodic payments due to him pursuant to such agreements may be continued to be made after the Closing in full satisfaction of the Company's obligations to him thereunder.

         6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

         (a) General. In case at any time after the Closing any further action is reasonably necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under ss.8 below). The Sellers acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company. Notwithstanding the foregoing, after the Closing, the Buyer shall provide to Sellers, on a timely basis upon written request, the information reasonably required by Sellers in connection with the preparation of Sellers' tax returns for periods prior to the Closing Date.

         (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any claim brought under or pursuant to this Agreement or any of Sellers' Transaction Documents or Buyer's Transaction Documents or otherwise in connection with any of the transactions contemplated under this Agreement or any of the Sellers' Transaction Documents or Buyer's Transaction Documents or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan,


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occurrence,  event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company or any Seller, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under ss.8 below).

         (c) Transition. Prior to the Closing and during the Non-Compete Period, none of the Sellers will take any action that is intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. During the Non-compete Period, each of the Sellers will refer all customer inquiries received by them relating to the businesses of the Company to the Buyer from and after the Closing.

         (d) Confidentiality. Each of the Sellers will treat and hold as confidential all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that any of the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this ss.6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers is, on the advice of counsel, compelled or required by applicable law to disclose any Confidential Information to any tribunal , that Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his or its reasonable best efforts to obtain, at the request and sole expense of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

         (e) Amendment Approval. Promptly following the Closing the Buyer shall take, at its sole expense, all appropriate and necessary action to seek all approvals required under its bylaws, corporate charter and/or under all applicable laws, rules and regulations (including applicable federal and state securities laws and exchange or NASDAQ rules and regulations) for it to amend its corporate charter to provide for an amount of Buyer's authorized but unissued shares of Buyer Common Stock equal to or greater than the Sufficient Buyer Common Stock Amount (the "Amendment"), as adjusted pursuant to the terms of the Convertible Securities. Such Sufficient Buyer Stock Amount may be obtained by an increase in the number of the Buyer's authorized but unissued shares, by stock split or reverse stock split, or by any other method deemed appropriate by Buyer. Without limiting the generality of the foregoing, the Buyer shall take all necessary and appropriate action required for such Amendment, including, without limitation, establishing a meeting date for a


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
meeting of its shareholders to vote on and approve such Amendment, establishing a record date for such meeting and preparing and mailing proxy materials for such meeting and soliciting proxies from its shareholders to vote in favor of such Amendment. Buyer agrees that the approval of the Amendment will be included on the agenda of the Buyer's first stockholders' meeting following the Closing, which meeting shall be held no later than June 30, 1998 (the "Approval Deadline"). Although the parties acknowledge that Buyer cannot insure that the Amendment will be approved, Buyer does hereby agree to use its reasonable best efforts to obtain approval of the Amendment. The Board of Directors of the Company will recommend to its stockholders that such Amendment be approved.

         In the event that the Amendment is not approved or is not effective by the Approval Deadline, Buyer covenants and agrees to implement another form of incentive compensation or stock appreciation rights (collectively, the "Alternative Compensation Agreements"), reasonably acceptable to the Requisite Sellers and the Buyer, which would give the Sellers substantially the same financial benefits as the financial benefits of the Convertible Securities. In the case of the Additional Stock Option Agreements, the financial benefits of such Alternative Compensation Agreements shall vest over the same period of time as the Additional Stock Option Agreements, shall have an effective term of not less than ten (10) years, shall be based on the value of the options granted pursuant to the Additional Stock Option Agreement and shall be subject to the all limitations set forth therein, including restrictions on the time and manner of exercise.

         (f) Maintaining Sufficient Buyer Common Stock Amount. From and after the date of approval of the Amendment and for so long as any amounts remain outstanding under any of the Convertible Promissory Notes or Retention Bonus Agreements and/or any options remain outstanding under any of the Stock Option Agreements or Additional Stock Option Agreements, Buyer shall have available for issuance an amount of shares of Buyer Common Stock equal to the Sufficient Buyer Common Stock Amount.

         (g) Covenant Not to Compete. Each Seller agrees that during its Non-Compete Period, it shall not engage directly or indirectly in any business that the Company conducts as of the Closing Date; provided, however, that no owner of less than 3% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses, and provided further that the ownership of the securities of the Buyer shall not constitute a breach of this Section. If the final judgment of a court of competent jurisdiction declares that any term or provision of this ss.6(g) is invalid or unenforceable, then the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes


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closest to  expressing  the  intention of the invalid or  unenforceable  term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. Provided, however, the ownership of the entities set forth in ss.6(g) to the Disclosure Schedule shall not be deemed to violate the foregoing covenant.

         (h) Convertible Promissory Notes. The conversion rights set forth in the Convertible Promissory Notes shall be exercisable only in the event that the Buyer then shall have sufficient authorized capital stock to issue to the Sellers in conversion of payments due to them thereunder. Each Convertible Promissory Note will be imprinted with a legend substantially in the following form:

         The payment of principal and interest on this Note is subject to certain recoupment provisions set forth in a Stock Purchase Agreement dated as of September 30, 1997 (the "Purchase Agreement") among the issuer of this Note, the person to whom this Note originally was issued, and certain other persons. This Note was originally issued on November 10, 1997, and has not been registered under the Securities Act of 1933, as amended. The transfer of this
Note is subject to certain restrictions set forth in the Purchase Agreement. The issuer of this Note will furnish a copy of these provisions to the holder hereof without charge upon written request.

Each holder desiring to transfer a Convertible Promissory Note first must furnish the Buyer with (i) a written opinion satisfactory to the Buyer in form and substance from counsel satisfactory to the Buyer by reason of experience to the effect that the holder may transfer the Convertible Promissory Note as desired without registration under the Securities Act.

         (i) Retention Bonus Agreements. On the Closing Date the Company shall enter into Retention Bonus Agreements in the form of Exhibit B attached hereto with certain key employees of the Company (the "Retention Bonus Agreements"). The Requisite Sellers shall determine the employees of the Company to enter into such Retention Bonus Agreements and to be paid such bonuses and the amount of each such employee's bonus. The aggregate amount of all bonuses pursuant to the Retention Bonus Agreements shall be Nine Hundred Thousand Dollars ($900,000), and the Buyer agrees to make available the aggregate amount of Nine Hundred Thousand Dollars ($900,000) for the payment of bonuses pursuant to such Retention Bonus Agreements. On the Closing Date the Buyer shall pay to the Company in immediately available funds the aggregate amount of Six Hundred Thirty-five Thousand, Two Hundred Ninety-One and 99/100 Dollars ($635,291.99) for the purpose of the Company paying bonuses on the Closing Date pursuant to the Retention Bonus Agreements. The payment of such bonuses on the Closing Date, the withholding of appropriate federal, state and local taxes, and all other employer obligations related to such bonuses shall be the obligation of the Company. The Retention Bonus Agreements shall provide that the remaining bonus amount of Two Hundred Sixty-four Thousand, Seven Hundred Eight and 01/100 Dollars ($264,708.01) shall be paid quarterly in equal quarterly installments


Pag 48
over a three (3) year period subsequent to the Closing Date, and payments shall be convertible at the election of the holder thereof into voting no par value common stock of the Buyer; provided, however, that such conversion rights shall be exercisable only in the event that the Buyer then shall have sufficient authorized capital stock to issue to such holders in conversion of payments due to them thereunder.

         (j) Stock Option Agreements. On the Closing Date the Buyer agrees to issue to the Sellers, in the aggregate, options to purchase Three Hundred Thousand (300,000) shares of the voting no par value common stock of the Buyer (the "Stock Option Agreements"). In addition, the Buyer agrees to issue to the Sellers, in the aggregate, options to purchase Two Hundred Thousand (200,000) shares of the voting no par value common stock of the Buyer (the "Additional Stock Option Agreements") when the Buyer has obtained the sufficient Buyer Common Stock Amount (subject to the qualifications set forth in ss.6(e)); provided, however, that the Buyer shall not have any obligation to issue securities pursuant to the Additional Stock Option Agreements in the event it has implemented Alternative Compensation Agreements in lieu thereof pursuant to, and in accordance with, the terms and conditions of ss.6(e) hereof. Buyer shall, on or before the date on which any options under the Stock Option Agreements or Additional Stock Option Agreements, as applicable, become exercisable, file and have effective with the SEC a registration statement on Form S-8 covering the stock and the options relating to each of the Stock Option Agreements and any Additional Stock Option Agreements granted pursuant to ss.6(j). The Stock Option Agreements and the Additional Stock Option Agreements shall be in the form of Exhibit C attached hereto, shall have an exercise price equal to $0.34 per share, and shall vest over a three (3) year period subsequent to the Closing Date, at a rate a one-third (1/3) of the total number of options per year. The employees of the Company to be issued the Stock Option Agreements and the Additional Stock Option Agreements and the number of options to be issued to each such employee is listed on ss.6(j) of the Disclosure Schedule. The Requisite Sellers shall provide to the Buyer in writing, not less than three (3) business days prior to the Closing Date, a list of the employees of the Company to be issued the Stock Option Agreements and the Additional Stock Option Agreements, together with the number of options to be issued to each such employee.

         (k) Employment and Consulting Agreements. Each of Leo J. Manta, John L. Manta, Michael J. Chakos, Jon S. Claypool, Mike Choucalas, Ted Choucalas and Allan DeLange shall enter into an Employment Agreement with the Company in form and substance as set forth in Exhibit E-1 through E-7 attached hereto, respectively, for a term of three (3) years each in the case of the Employment Agreements of Leo J. Manta, John L. Manta, Michael J. Chakos, Jon S. Claypool and Allan DeLange, and for a term of one (1) year each in the case of the Employment Agreements of Mike Choucalas and Ted Choucalas (the "Employment Agreements") with the title and salary set forth opposite his name on ss.6(k) of


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the  Disclosure  Schedule,  and Steven A. Manta  shall  enter into a  Consulting
Agreement with the Company in form and substance as set forth in Exhibit L for a term of one (1) year (the "Consulting Agreement").

         (l) Actions to Allow the Nomination of Michael J. Chakos to the Board of Directors of Buyer. Buyer shall use its reasonable best efforts to assure the addition of one (1) seat on Buyer's Board of Directors and to assure that Michael J. Chakos be included as part of Buyer's slate of directors to be recommended for election by the stockholders of Buyer at each annual meeting of stockholders of Buyer which includes the election of directors for any term of office included in the next three (3) years after the Closing Date; provided that such increase in the size of Buyer's Board of Directors and the nomination and election of Michael S. Chakos shall be subject to the approvals of the Buyer's Board of Directors and Stockholders. The foregoing obligation shall cease and expire on the third anniversary of the Closing Date.

         7.       Conditions to Obligation to Close.

         (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in ss.3(a) and ss.4 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

                  (iii) the Company shall have procured all of the Required Consents, all of the title insurance commitments, policies, and riders specified in ss.5(h) above, and all of the surveys specified in ss.5(h) above;

                  (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
(B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Shares and to control the Company, or (D) have a Material Adverse Effect upon the right of the Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

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
                  (v)  the  Sellers   shall  have   delivered  to  the  Buyer  a
certificate, duly executed by each Seller, to the effect that each of the conditions specified above in ss.7(a)(i)-(iv) is satisfied in all respects;

                  (vi) John L. Manta shall have entered into an Employment Agreement in the form of Exhibit E-1 attached hereto, Michael J. Chakos shall have entered into an Employment Agreement in the form of Exhibit E-2 attached hereto, Leo J. Manta shall have entered into an Employment Agreement in the form of Exhibit E-3 attached hereto, Allan DeLange shall have entered into an Employment Agreement in the form of Exhibit E-4 attached hereto, Jon S. Claypool shall have entered into an Employment Agreement in the form of Exhibit E-5 attached hereto, Ted Choucalas shall have entered into an Employment Agreement in the form of Exhibit E-6 attached hereto, Mike Choucalas shall have entered into an Employment Agreement in the form of Exhibit E-7 attached hereto, and Steven A. Manta shall have entered into a Consulting Agreement in the form of Exhibit L attached hereto.

                  (vii) each of the Sellers shall have executed and delivered to the Buyer a General Release in favor of the Company in form and substance as set forth in Exhibit F attached hereto (the "General Release"), and the same shall be in full force and effect;

                  (viii) each of the Sellers shall have entered into a Registration Rights Agreement with the Buyer in form and substance as set forth in Exhibit G attached hereto (the "Registration Rights Agreement"), and the same shall be in full force and effect;

                  (ix) the Buyer shall have received from counsel to the Sellers an opinion in form and substance as set forth in Exhibit H attached hereto, addressed to the Buyer, and dated as of the Closing Date, subject to such changes as may be reasonably made by the legal opinion committee of counsel to Sellers, which changes shall be reasonably acceptable to counsel to Buyer;

                  (x) the Buyer shall have received the resignations, effective as of the Closing, of each director and officer of the Company other than those whom the Buyer shall have specified in writing at least five (5) business days prior to the Closing;

                  (xi) The Company shall have terminated and obtained appropriate releases in form and substance acceptable to the Buyer in its sole and absolute discretion of the following: (1) guaranties of indemnity agreements for bonding purposes of Persons other than the Company, including, but not limited to, any and all guaranties of obligations of CUBS Construction, Inc. and Golf Corporation including, but not limited to, bond guaranties, and any and all other guaranties, (2) existing employment agreements with Michael J. Chakos, Marian Herndon, Dennis Herndon, Michael Choucalas and Ted Choucalas, (3) deferred compensation agreements with Mark F. Manta, Steven A. Manta, Leo J. Manta and Ernest Maneaty, (4) all security interests in and pledges of the


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Shares  including,  but not limited to, pledges of certain of the Shares to Mark
F. Manta and (5) any existing agreements by, among, or between the Sellers relating to securities of the Company, other than the Company's By-laws and Articles of Incorporation (provided that any and all transfer restrictions set forth in such By-laws and Articles of Incorporation shall have been waived by all of the Sellers and the Company prior to the Closing Date);

                  (xii) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to be provided by the Company and/or the Sellers in order to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer;

                  (xiii) The Sellers shall have delivered the acknowledgments of Golf Corporation and CUBS Construction required pursuant to ss.5(j)(i) hereof and the condition regarding the payment of the Seller Receivables at Closing, as referenced in ss.5(j)(i) shall have been satisfied;

                  (xiv) The Sellers shall have delivered the Assignment Agreement regarding the lease of the warehouse located at 141 141st Street, Hammond, Indiana required pursuant to ss.5(j)(iii) hereof and the same shall be in full force and effect;

               (xv)   The Sellers shall have delivered the Mark F. Manta Waiver;

               (xvi)  The  Sellers   shall  have   delivered   evidence  of  the
termination of insurance and bonding coverage of GOLF Corporation and CUBS Construction and the indemnity agreement referenced in ss.5(j)(ii);

                  (xvii) The Sellers shall have delivered to the Buyer a certificate, duly executed by Jon S. Claypool, to the effect that no offers of securities have been made to Mr. Claypool in the State of California; and

                  (xviii) The Sellers shall have executed and delivered to Buyer any and all documents necessary to assign to the Company (or any beneficiary designated by the Company) and to terminate all of Sellers' right, title and interest in: (i) all insurance policies included in the Company's Most Recent Financial Statements; and (ii) any additional insurance policies identified in
Exhibit 4(y)(A) to the Disclosure Schedule as owned by the Company. The Buyer may waive any condition specified in this ss.7(a) if it executes a writing so stating at or prior to the Closing.

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
         (b) Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the cash portion of the Purchase Price shall be delivered and paid by the Buyer to Sellers in accordance with ss.2(b) hereof;

                  (ii) immediately available funds in the aggregate amount of Six Hundred and Thirty Five Thousand, Two Hundred and Ninety One and 99/100 Dollars ($635,291.99) (and in addition to the cash portion of the Purchase Price) shall have been delivered by Buyer to the Company and the Company shall have, in turn, delivered such aggregate amount to those employees of the Company entitled to receipt thereof under the Retention Bonus Agreements as the first installment of their respective retention bonus, allocable among them in accordance with the Retention Bonus Agreements;

                  (iii) each of the Convertible Promissory Notes shall have been duly executed and delivered by the Buyer to the Sellers and shall be in full force and effect;

                  (iv) each of the Retention Bonus Agreements shall have been duly executed by each of the Company and the Buyer and delivered by the Company and the Buyer to the appropriate employees thereunder, and each of the same shall be in full force and effect;

                  (v) the representations and warranties set forth in ss.3(b) above shall be true and correct in all material respects at and as of the Closing Date;

                  (vi) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (vii) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (viii) the Buyer shall have delivered to the Sellers a certificate, duly executed by Buyer's President, to the effect that each of the conditions specified above in ss.7(b)(v)-(vii) is satisfied in all respects;

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                  (ix) the  Company  shall  have  entered  into:  an  Employment
Agreement with John L. Manta in the form of Exhibit E-1 attached hereto; an Employment Agreement with Michael J. Chakos in the form of Exhibit E-2 attached hereto; and Employment Agreement with Leo J. Manta in the form of Exhibit E-3 attached hereto; an Employment Agreement with Allan DeLange in the form of Exhibit E-4 attached hereto; an Employment Agreement with Ted Choucalas in the form of Exhibit E-6 attached hereto, an Employment Agreement with Mike Choucalas in the form of Exhibit E-7 attached hereto and a Consulting Agreement with Steven A. Manta in the form of Exhibit L attached hereto, together with a severance Letter Agreement from the Company to Steven A. Manta in which the Company agrees (A) for a period of twelve (12) months from the Closing Date: (i) to continue, at the Company's expense, the medical and disability benefits provided to him by the Company as of the date hereof and (ii) to provide him, at the Company's expense, with an automobile or similar benefit substantially equivalent to the automobile provided to him by the Company as of the date hereof and (B) to allow Steven A. Manta, to the extent permissible under any of the then applicable medical and disability plans maintained by the Company, to continue to participate in such plans, provided that if Steven A. Manta is no longer engaged by the Company as a consultant, he shall reimburse the Company on a monthly basis for all premiums for such benefits.

                  (x) the Buyer shall have duly executed and issued each of the Stock Option Agreements in form and substance as set forth in Exhibit C attached hereto, to the employees of the Company as specified in ss.6(k) hereof, and the same shall be in full force and effect;

                  (xi) the Buyer shall have entered into a Registration Rights Agreement with each of the Sellers in form and substance as set forth in Exhibit G attached hereto, and the same shall be in full force and effect;

                  (xii) the Sellers shall have received from counsel to the Buyer an opinion in form and substance as set forth in Exhibit I attached hereto, addressed to the Sellers, and dated as of the Closing Date, subject to such changes as may be reasonably made by the legal opinion committee of counsel to Buyer, which changes shall be reasonably acceptable to counsel to Sellers; and

                  (xiii) the Sellers shall have received a Guaranty of American Eco Corporation of the payment obligations of Buyer under the Retention Bonus Agreements and the Convertible Promissory Notes, in the form of Exhibit J attached hereto (the "Guaranty") and the same shall be in full force and effect; and

                  (xiv) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to be provided by the Buyer in order to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Requisite Sellers.

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The Requisite Sellers may waive any condition  specified in this ss.7(b) if they execute a writing so stating at or prior to the Closing.

         8.       Remedies for Breaches of This Agreement.

         (a) Survival of Representations, Warranties and Covenants. All of the representations, warranties and covenants of the Parties contained in this Agreement shall survive the Closing hereunder.

         (b)      Indemnification by Sellers -- Joint and Several Liability.

                  (i) Joint and Several Liability -- General. Each of the Sellers jointly and severally agree to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any of the following matters (excluding those matters set forth in ss.8(c)):

     (A) a breach by any of the Sellers of any of their representations, warranties, and covenants contained herein or in any of the other Sellers' Transaction Documents; or

     (B) in the event the Company has any Liability for any amount pursuant to the agreements required to be terminated in accordance with ss.5(i) hereof.

                  (ii)    Limitations   on   Joint   and   Several    Liability.
Notwithstanding the foregoing, the right of Buyer to joint and several indemnification under ss.8(b)(i) shall be subject to the following provisions:

     (A) the maximum amount of indemnification payments required to be paid by Sellers under ss.8(b)(i) or any other right or remedy provided in ss.8(i) (except for claims pursuant to ss.8(c)), in the aggregate, shall be Four Hundred and Twenty Five Thousand Dollars ($425,000); provided, however, any amounts paid by the Sellers pursuant to ss.8(c) shall not be credited to the maximum indemnification amount set forth above; and

                           (B) no  indemnification  shall be payable pursuant to
ss.8(b)(i) with respect to
claims asserted after November 10, 2000; and

     (C) all indemnification payments shall be subject to the limitations on indemnification set forth in ss.8(h) hereof; and

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     (D) no indemnification  payment shall be due hereunder in respect of any of the matters disclosed in the Existing Reports and the amount of any Adverse
     Consequences   resulting   therefrom  shall  not  be  counted  pursuant  to
     ss.8(h)(i) hereof; provided, however, that nothing contained in this ss.8 shall have any affect on any Liability of any of the Sellers pursuant to the Assignment Agreement regarding the lease of the warehouse located at 141 141st Street, Hammond, Indiana.

         (c)      Indemnification by Sellers -- Several Liability.

                  (i) Several Liability -- General. Each of the Sellers, severally, but not jointly, agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any of the following matters (excluding those matters set forth in ss.8(b)):

     (A)  any  breach  of any of the  Sellers'  representations,  warranties  or
     covenants   contained   herein  with  respect  to  Taxes,   including   the
     representations and warranties contained in ss.4(k) hereof; or

     (B) in the event the Company has any Liability as a result of the commission, at any time prior to Closing, of a criminal offense. For purposes of this ss.8, a "criminal offense" shall mean a violation by the Sellers, the Company, or any of its employees, servants, agents, officers or directors of any statute, regulation, rule, judgment, order, decree, ruling or charge of any government, governmental authority or court which could or does impose criminal penalties, liabilities or sanctions.

                  (ii) Several Liability -- Limitations. Notwithstanding the foregoing, the right of Buyer to several indemnification under ss.8(c)(i) shall be subject to the following provisions:

     (A) no Seller shall have any liability for indemnification pursuant to ss.8(c)(i) in excess of the sum of: (1) that portion of the Purchase Price that is received by the Seller (in cash or by delivery of a Convertible Promissory Note); and (2) the amount payable under the Seller's Retention Bonus Agreement;

     (B) no indemnification shall be payable pursuant to ss.8(c)(i) with respect to claims asserted after the expiration of the statute of limitations applicable in civil tax matters to the assessment of Taxes against the Company for all periods ending on or before the Closing Date;



                           (C) no indemnification shall be due or payable
pursuant to ss.8(c)(i)(B) with
respect to claims asserted more than 120 days after the Buyer receives actual notice of the conviction or the entering of any plea; provided, however, that


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for purposes  hereof,  a claim shall be deemed  "asserted" upon the Buyer giving written notice to the Sellers (or their representatives) that the Buyer seeks indemnification as a result of such claim.

                           (D) all payments shall be subject to the limitations
on indemnification set forth
in ss.8(h) hereof.

         (d) Indemnification by Buyers. In the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained herein, or in any other of Buyer's Transaction Documents to which it is a party, and provided that any of the Sellers makes a written claim for indemnification against the Buyer pursuant to ss.11(h) below, then the Buyer agrees to indemnify each of the Sellers from and against the entirety of any Adverse Consequences the Seller may suffer resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

         (e)      Matters Involving Third Parties.

                  (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this ss.8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) either (A) the Indemnifying Party thereby is prejudiced, or (B) the notice is otherwise given after the dates or time periods specified in ss.8(b)(ii)(B), ss.8(c)(ii)(B), or ss.8(c)(ii)(C) above, as applicable.

                  (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the
Indemnified   Party  has  given  notice  of  the  Third  Party  Claim  that  the
Indemnifying Party will in accordance with and subject to the terms of this ss.8, indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, and (D) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.


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
                  (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with ss.8(e)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, and (C) the Indemnifying Party may consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party provided the Indemnifying Party pays any and all monetary obligations relating to such judgment or settlement, unless: (i) such judgment or settlement imposes any non-monetary obligation upon the Indemnified Party, or (ii) such judgment or settlement is, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party.

                  (iv) In the event any of the conditions in ss.8(e)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this ss.8.

         (f) Determination of Adverse Consequences. The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this ss.8. All indemnification payments under this ss.8 shall be deemed adjustments to the Purchase Price.

         (g) Recoupment. Before seeking any cash indemnification payments otherwise due from Sellers to Buyer hereunder, Buyer shall recoup or setoff all or any part of any Adverse Consequences for which it is entitled to receive indemnification from Sellers under this ss.8 by notifying each Seller from which it is entitled to receive indemnification that the Buyer is either reducing the principal amount outstanding under his or its Convertible Promissory Note or the amount owed pursuant to his or its Retention Bonus Agreement. In the event


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reduction is made to the  Convertible  Promissory  Note, such reduction shall be made among all Sellers from which Buyer is entitled to indemnification for the subject Adverse Consequences on a pro-rata basis in accordance with the relative principal amounts outstanding under each of the Sellers' Convertible Promissory Notes and shall affect the timing and amount of payments required under each of the Convertible Promissory Notes in the same manner as if the Buyer had made a permitted prepayment (without premium or penalty) thereunder. In the event reduction is made to the Retention Bonus Agreements, such reduction shall be made among all Sellers from which Buyer is entitled to indemnification for the subject Adverse Consequences on a pro-rata basis in accordance with the relative principal amounts outstanding under all of the Sellers' Retention Bonus Agreements.

                  Notwithstanding the foregoing, any recoupment by Buyer of any Adverse Consequences shall be subject to the following provisions:

         (i) Consent of the Parties. In the event of any dispute between the parties with respect to Buyer's right of recoupment, the parties shall first use their best efforts to resolve any such claim on terms and conditions acceptable to the parties. If the parties are unable to resolve the dispute within ten (10) calendar days after the commencement of efforts to resolve the dispute, the dispute will be submitted to arbitration in accordance with ss.8(g)(ii) hereof.

         (ii)     Arbitration.

                  (a) Any party may submit any matter referred to in ss.8(g)(i) hereof to arbitration by notifying the other parties hereto, in writing, of such dispute. Within ten (10) days after receipt of such notice, the Buyer, on the one hand, and the Requisite Sellers, on the other hand, shall designate in writing one arbitrator to resolve the dispute; provided, that if the parties hereto cannot agree on an arbitrator within such ten-day (10) period, the arbitrator shall be selected pursuant to the rules of the American Arbitration Association (the "AAA"). The arbitrator so designated shall be a neutral and impartial party and shall be selected in accordance with the AAA's Commercial Arbitration Rules then in effect, except that each party shall be entitled to strike on a preemptory basis, for any reason or no reason, any and all of the names of potential arbitrators on the list submitted to the parties by the AAA as being qualified. In the event the parties cannot agree on a mutually acceptable arbitrator from the one or more lists submitted by the AAA, the President of the AAA shall designate the arbitrator, which designee may include persons named on any list submitted by the AAA.

                  (b) Within fifteen (15) days after the designation of the arbitrator, the arbitrator and the parties shall meet, at which time the Buyer and the Requisite Sellers shall be required to set forth in writing all disputed issues and a proposed ruling on each such issue.

                  (c) The arbitrator shall set a date for a hearing, which shall be no later than thirty (30) days after the submission of written proposals pursuant to paragraph (b) above, to discuss each of the issues identified by the parties. The arbitration shall be governed by the rules of the AAA; provided, that the arbitrator shall have sole discretion with regard to the admissibility of evidence.

                  (d) The arbitrator shall use his best efforts to rule on each disputed issue within thirty (30) days after the completion of the hearings


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described in paragraph (c) above. The  determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All rulings of the arbitrator shall be in writing and shall be delivered to the parties hereto.

                  (e) The prevailing party or parties in any arbitration shall be entitled to an award of reasonable attorneys' fees incurred in connection with the arbitration. The non-prevailing party or parties shall pay such fees, together with the fees of the arbitrator and the costs and expenses of the arbitration.

                  (f) Any arbitration pursuant to this ss.8(g) shall be conducted in Chicago, Illinois. Any arbitration award may be entered in and enforced by any court having jurisdiction therefor and the parties hereby consent and commit themselves to the jurisdiction of the courts of the State of Illinois and the United States District Court for the Northern District of Illinois for purposes of the enforcement of any arbitration award.

                  (g) All questions as to the meaning of the above clauses shall be resolved by the arbitrator, and his decision thereon shall be absolutely binding, and not subject to judicial review.

     (iii) any recoupment of Convertible Promissory Notes pursuant to this Section shall be made to the Sellers on a pro-rata basis, based upon the outstanding balance on all Convertible Promissory Notes.

     (iv) during the pendency of any arbitration hereunder, Buyer may deduct from any payments that otherwise become due and payable to a Seller under his or its Convertible Promissory Note or Retention Bonus Agreement the amount that the Buyer seeks to recoup from such Seller under the pending arbitration, and the failure to pay such amounts (but only such amounts) shall not constitute a default thereunder. In the event that the arbitrator determines that Buyer either was not entitled to recoupment at all or for the full amount claimed, Buyer shall pay to Sellers any amounts deducted from any payments otherwise due under the Convertible Promissory Notes or the Retention Bonus Agreement within ten (10) days after such determination and shall pay to Sellers the interest on such deducted amount at the Applicable Rate.

     (h) Limitations on Indemnification. An Indemnifying Party's indemnification
     obligations   hereunder   shall  be  subject  to  the   following   further
     limitations.

     (i) Deductible on Claims. Notwithstanding anything herein to the contrary, no Party shall be entitled to receive any indemnification payments in accordance with this ss.8 unless and until such Party is entitled to $25,000 with respect to a single claim or $50,000 with respect to the aggregate amount of all claims of such Party, whereupon such Party shall only receive indemnification payments in excess of such amount.


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     (ii) Amounts  Received  from Third  Parties.  Any  indemnification  payment otherwise due hereunder from the Sellers shall be reduced by the amount of any payments received by the Buyer from any third party (including, without limitation, amounts received under any insurance policies) in respect of the Adverse Consequences for which such indemnification payment is due;
     provided,   however,   that  the  Buyer  shall  not  be  required  to  seek
     indemnification from such third party prior to enforcing its rights to indemnification pursuant to this ss.8. Buyer acknowledges and agrees that in the event that Buyer recovers any amount from any third party
     (including, without limitation, amounts received under any insurance policies) in respect of any Adverse Consequences for which Buyer has previously recovered any indemnification payment from Sellers, Buyer shall promptly remit to each Seller an amount equal to such Seller's pro-rata portion of such third party recovery in accordance with each Seller's respective percentage of ownership of the Shares. In no event shall such remittance be deemed a prepayment of any amounts due and owing to any of the Sellers under the Convertible Promissory Notes or the Retention Bonus Agreements; provided, however, that such remittance may be applied to credit the Buyer for the principal payments or amounts that Buyer owed to Sellers pursuant to the Convertible Promissory Notes or the Retention Bonus Agreement which have not been paid by Buyer pursuant to Buyer's exercise of its right of recoupment set forth in ss.8(g). Sellers shall have a right of subrogation with respect to any insurance coverages afforded the Company with respect to any Adverse Consequences for which the Buyer receives indemnification or other reimbursement from Sellers under this ss.8 or otherwise.

         (i) Other  Indemnification  Provisions.  The foregoing  indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant; provided, however, that the limitations on indemnification  set forth in this  ss.8,  including,  without  limitation,  the
deductible   on  claims   referenced   in  ss.8(h),   the   maximum   amount  of
indemnification referenced herein, and the time limitations referenced in ss.8(b)(ii)(B), ss.8(c)(ii)(B) and ss.8(c)(ii)(C), shall apply to all such statutory, equitable and common law remedies. Each of the Sellers hereby agrees that he or it will not make any claim for indemnification against the Company by reason of the fact that he or it was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, articles of incorporation, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against such Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).


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         9. Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyer and Sellers for certain tax matters following the Closing Date:

         (a) Tax Periods Ending on or Before the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date for which the filing date is after the Closing Date. Buyer shall permit the Requisite Sellers to review and comment on each such Tax Return described in the preceding sentence prior to filing.

         (b) Tax Periods Beginning Before and Ending After the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date

         (c)      Cooperation on Tax Matters.

                  (i) Buyer, the Company and Sellers shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making the employees, if any, of such Party available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or Sellers, as the case may be, shall allow the other party to take possession of such books and records.

                  (ii) Buyer and Sellers further agree, upon request, to use their reasonable best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax in respect of any period or portion thereof ending on or before the Closing Date that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                  (iii) Buyer and Sellers further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.


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         (d) Tax  Sharing  Agreements.  All tax  sharing  agreements  or similar agreements with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.

         (e) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the sale of the Shares pursuant to the terms of this Agreement shall be paid by Sellers when due, and Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

         10.      Termination.

         (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

     (i) the Buyer and the Requisite Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (ii) the Buyer may terminate this Agreement by giving written notice to the Sellers' Notice Recipient at any time prior to the Closing (A) in the event any of the Sellers has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Sellers' Notice Recipient of the breach in writing, and the breach has continued without cure for a period of ten (10) calendar days after the notice of breach or (B) if the Closing shall not have occurred on or before November 10, 1997, by reason of the failure of any condition precedent under ss.7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

                  (iii) the Requisite Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, any of the Sellers has notified the Buyer of the breach in writing, and the breach has continued without cure for a period of ten (10) days after the notice of breach or (B) if the Closing shall not have occurred on or before November 10, 1997, by reason of the failure of any condition precedent under ss.7(b) hereof (unless the failure results primarily from any of the Sellers themselves breaching any representation, warranty, or covenant contained in this Agreement).


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         (b)  Effect of  Termination.  If any Party  terminates  this  Agreement pursuant to ss.10(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

         (c) Failure to Deliver Mark F. Manta Waiver. The failure of the Sellers to deliver the Mark F. Manta Waiver shall not constitute a breach of the Agreement, provided the Sellers have used their reasonable best efforts to secure and deliver the Mark F. Manta Waiver.

         11.      Miscellaneous.

         (a)      Nature of Certain Obligations.

                  (i) The covenants of each of the Sellers in ss.2(a) above concerning the sale of his or its Shares to the Buyer are several obligations. This means that the particular Seller making the representation, warranty, or covenant will be solely responsible to the extent provided in ss.8 above for any Adverse Consequences the Buyer may suffer as a result of any breach thereof.

                  (ii) The remainder of the representations, warranties, and covenants in this Agreement are joint and several obligations. This means that each Seller will be responsible to the extent provided in ss.8 above for the entirety of any Adverse Consequences the Buyer may suffer as a result of any breach thereof.

         (b) Press Releases and Public Announcements. The Sellers shall not issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer.

         (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Requisite Sellers.


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         (f)  Counterparts.  This  Agreement  may be  executed  in  one or  more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the Notice Recipient, with copies to such Party's counsel, as set forth below:

If to the Sellers:   Michael J. Chakos   Copy to: Timothy R. Donovan, Esq.
                     J.L. Manta, Inc.             Jenner & Block
                     5233 Hohman Avenue           One IBM Plaza
                     Hammond, IN 46320            Chicago, IL 60611
                     Fax: 219-933-1075            Fax: 312-527-0484

If to the Buyer:     Frank J. Fradella   Copy to: Aaron A. Gilman, Esq.
                     President & CEO              Devine, Millimet & Branch,
                     EIF Holdings, Inc.           Professional Association
                     616 FM 1960 West             12 Essex Street
                     Suite 630                    P.O. Box 39
                     Houston, TX 77090            Andover, MA 01810
                     Fax: 281-537-9668            Fax: 978-470-0618

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address and/or the Notice Recipient to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.


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         (j)  Amendments  and Waivers.  No  amendment  of any  provision of this
Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (l) Expenses. Each of the Parties and the Company will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Sellers agree that the Company has not borne or will bear any of the Sellers' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

         (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (o) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this


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Agreement and the terms and  provisions  hereof in any action  instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

         (p) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Illinois in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process (i) to the Party to be served at the address and in the manner provided for the giving of notices in ss.11(h) above. Nothing in this ss.11(p), however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

                                                        *****

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         IN WITNESS WHEREOF,  the Parties hereto have executed this Agreement on the date first above written.

BUYER:                                         EIF HOLDINGS, INC.

                            By:/s/ Frank J. Fradella
                                                  ----------------------------
                          Frank J. Fradella, President
SELLERS:
/s/ Leo J. Manta                    /s/ Steven A. Manta
-------------------------------     -------------------------------
Leo J. Manta                        Steven A. Manta

/s/ Michael J. Chakos               /s/ John L. Manta
-------------------------------     -------------------------------
Michael J. Chakos                   John L. Manta

/s/ Allan DeLange                   /s/ John L. Manta
-------------------------------     -------------------------------
Allan DeLange                       John L. Manta, as Trustee of
                                    Zachary Manta Trust

/s/ Leo G. Manta                    /s/John L. Manta
-------------------------------     -------------------------------
Leo G. Manta                        John L. Manta, as Trustee of
                                    Alexander Manta Trust

/s/ Jon S. Claypool                 /s/ John L. Manta
-------------------------------     -------------------------------
Jon S. Claypool                     John L. Manta, as Trustee of
                                    Erica Manta Trust

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